Exhibit 99.1

221 East Hickory Street
Mankato, Minnesota 56001

	Contact:	David Christensen
CFO
HickoryTech
For Review		507-387-3355

Kris Sundberg The Sage Group 612-321-9897

HickoryTech Reports Results for Fourth Quarter and Full Year, 2004

Broadband growth continues, costs and expenses contained, debt reduced in challenging year

MANKATO, Minn., Feb. 21, 2005—HickoryTech Corporation (Nasdaq: HTCO) today reported financial results for its fourth quarter and fiscal year ended December 31, 2004.  The Company reported net income of $1.3 million or 10 cents per share for the quarter, compared with net income of $2.4 million, or 18 cents per share a year ago, from both continuing operations and discontinued operations.

In the Company’s guidance, HickoryTech announced that results for the fourth quarter would be negatively affected by several factors: a pre-tax charge of $520,000 related to MCI/WorldCom’s rejection of claims for network access fees in their bankruptcy proceedings, an additional pre-tax charge to earnings of $130,000 for possible doubtful collection of network access billings to Qwest as part of an ongoing industry dispute, and a $700,000 pre-tax inventory write-down for the Company’s Enterprise Solutions sector. All of these factors were reflected in costs and expenses in the fourth quarter for 2004. Fourth quarter results, as reported, are consistent with the guidance.

2004 Major Factors:

•                  Total annual revenues were $90.5 million, a decline of 2.6 percent.

•                  Telecom Sector revenues were up 1.0 percent for the fiscal year, with compound annual growth of 3.5 percent over the last two years.

•                  Company-wide, costs and expenses were controlled during fiscal 2004, growing only 0.5 percent in the year—with compound annual reduction over the past two years of 0.3 percent.

•                  Income from continuing operations was $7.7 million, down 9.4 percent from 2003.

•                  Interest expense was reduced by 24.4 percent during the year, with a two-year compound annual reduction of 21 percent.

•                  Net income was $7.6 million compared to a net loss of $12.8 million in 2003, from both continuing and discontinued operations.

•                  Earnings per share from continuing operations (fully diluted) were 59 cents versus 61 cents in 2003.

•                  The quarterly dividend, payable to shareholders of record during first quarter 2005, will increase from 11 cents per share in the fourth quarter of 2004 to 12 cents per share, up 9.1 percent.

—  more —

•                  Debt was reduced by $3.0 million, or 2.8 percent, in the fourth quarter of 2004, with a total reduction of $16.6 million, or 13.9 percent in 2004; in the past two years, debt has been reduced by $56.1 million or 35.2 percent.

•                  Total DSL lines in service reached 10,430 at year-end, up 7.0 percent from the third quarter of 2004 and 40.8 percent from a year ago, with compound annual growth of 62 percent in the past two years. DSL service is part of the data portion of the Telecom Sector revenue. Data revenue grew 44.8 percent in 2004, totaling $1,174,000 in 2004 versus $811,000 in 2003.

“Fiscal 2004 turned out to be a challenging year throughout the telecommunications industry, and for HickoryTech particularly in the second half,” said John Duffy, president and chief executive officer. “We continued to focus on the long-term potential of our business by maintaining a lean cost structure, and investing in broadband infrastructure that serves the continuing rapid growth of that market. We also paid down our long-term debt by $16.6 million in 2004, reducing interest expense by 24.4 percent and strengthening our balance sheet.”

For the fourth quarter of 2004, HickoryTech reported total revenues of $22.8 million versus $23.4 million in the fourth quarter of 2003, a decline of 2.5 percent. Income from continuing operations was $1.3 million, down 45.1 percent from $2.4 million a year ago. The main reasons for the decline were modestly lower revenues in all three business sectors, increased fees related to Sarbanes-Oxley compliance, and the previously mentioned charges to earnings. HickoryTech noted that fourth quarter revenues of $3.4 million for its Enterprise Solutions Sector, while down from the prior fourth quarter, increased by 26.3 percent over the third quarter of 2004.

Full-Year 2004 Results

Basic weighted average shares outstanding for the year ended December 31, 2004 were 12,993,280, down from 13,934,178 for the year ended December 31, 2003, mainly due to shares retired from the sale of the wireless operation in December 2003. The lower share base contributed 1 cent per share to earnings per share from continuing operations for the fourth quarter ended December 31, 2004, and 4 cents for the full year.

Telecom Sector

The Telecom Sector remained generally strong in the fourth quarter despite a decline in total revenues compared to the fourth quarter of 2003.

•                  Telecom revenues were $18.9 million, versus $19.3 million in the fourth quarter of 2003.

•                  Growth in data services partially offset declines in network access revenue.

•                  Total DSL lines were 10,430 at December 31, 2004, up 7.0 percent from 9,745 on Sept. 30, 2004.

Overall broadband penetration continued to grow rapidly with total data revenues in the fourth quarter of $1.2 million, up 44.8 percent from the prior year. For the year 2004, network access revenues were $35.4 million, down 2.4 percent from $36.3 million in the prior year. For the first half of the year, network access revenues were approximately even with the prior year, but declined modestly in the second half. The Company explained that other interexchange carriers, which pay access fees to use HickoryTech’s network, have increasingly used alternative routes or have disputed Company access billings.

Business Development

During the fourth quarter, HickoryTech’s Enterprise Solutions Sector deployed a comprehensive Internet Protocol (IP) Telephony solution for Welsh Companies, a commercial real estate company headquartered in Bloomington. In its Telecom Sector, the Company continued its capital investments in transmission infrastructure in the city of Faribault, as well as installing fiber optic cable  in portions of its base in Mankato as part of its “Fiber to the Neighborhood” program.

Further information on the fourth quarter results, as well as additional guidance regarding management’s outlook, will be given during the Company’s quarterly conference call and Webcast with investors at 8:00 a.m. Central Daylight Time on Feb. 22, 2005. Investors can access the Webcast through a link on HickoryTech’s homepage at www.HickoryTech.com or through www.CCBN.com.

About HickoryTech: HickoryTech Corporation is a diversified communications company headquartered in Mankato, Minn., with approximately 400 employees in Minnesota and Iowa. In its 108th year of operation, HickoryTech offers a full array of telecommunications products and services to business and residential customers including: local voice, long distance, Internet, broadband services and IP networking; IP Telephony, call center management and data network solutions; and telecom and carrier access billing solutions. To learn more about HickoryTech Corporation, visit the Company’s Web site at www.HickoryTech.com.

Certain statements included in this press release that are not historical facts are “forward-looking statements.” Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management’s beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Except as required by federal securities laws, HickoryTech undertakes no obligation to update any of its forward-looking statements for any reason.

Statement of Operations
(unaudited)

	For Three Months Ended December 31		For Year Ended December 31
(Dollars in Thousands)	2004	2003	2004	2003
Revenues:
Telecom Sector	$18,906	$19,288	$76,097	$75,346
Information Solutions Sector	491	590	2,710	3,199
Enterprise Solutions Sector	3,390	3,488	11,708	14,347

Total Revenues	22,787	23,366	90,515	92,892

Costs and Expenses:
Cost of Sales, Enterprise Solutions	2,551	2,541	8,211	10,216
Cost of Services, excluding Depreciation and Amortization	8,768	8,494	33,625	33,471
Selling, General and Administrative Expenses,
excluding Depreciation and Amortization	3,951	2,896	14,723	13,159
Depreciation	3,920	3,857	15,589	14,870
Amortization of Intangibles	236	236	946	997

Total Costs and Expenses	19,426	18,024	73,094	72,713

Operating Income	3,361	5,342	17,421	20,179

Equity in Net Income of Investees	—	13	—	9
Interest and Other Income	17	20	61	53
Interest Expense	(1,165)	(1,479)	(4,613)	(6,103)

Income Before Income Taxes	2,213	3,896	12,869	14,138
Income Tax Provision	895	1,497	5,205	5,683

Income from Continuing Operations	1,318	2,399	7,664	8,455

Discontinued Operations
Income/(Loss) From Operations of Discontinued Component	—	400	(125)	(23,087)
Income Tax Provision/(Benefit)	—	358	(51)	(1,857)
Income/(Loss) from Discontinued Operations	—	42	(74)	(21,230)

Net Income/(Loss)	$1,318	$2,441	$7,590	$(12,775)

(Not in thousands)

Basic Earnings Per Share - Continuing Operations:	$0.10	$0.18	$0.59	$0.61
Basic Loss Per Share - Discontinued Operations:	—	—	(0.01)	(1.53)
	$0.10	$0.18	$0.58	$(0.92)

Dividends Per Share	$0.11	$0.11	$0.44	$0.44

Basic Weighted Average Common Shares Outstanding	13,037,835	13,819,746	12,993,280	13,934,178

Diluted Earnings Per Share - Continuing Operations:	$0.10	$0.18	$0.59	$0.61
Diluted Loss Per Share - Discontinued Operations:	—	—	(0.01)	(1.53)
	$0.10	$0.18	$0.58	$(0.92)

Diluted Weighted Average Common and Equivalent Shares Outstanding	13,068,330	13,861,789	13,025,637	13,961,282

Consolidated Balance Sheet
(unaudited)

(Dollars in Thousands)

	2004	2003
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$257	$278
Receivables, Net of Allowance for Doubtful Accounts of $1,256 and $1,283	9,892	9,984
Income Taxes Receivable	204	2,838
Costs in Excess of Billings on Contracts	927	934
Inventories	3,182	4,453
Deferred Income Taxes	1,430	1,057
Other	2,399	2,497
TOTAL CURRENT ASSETS	18,291	22,041

INVESTMENTS	4,371	6,710

PROPERTY, PLANT AND EQUIPMENT	246,341	230,490
LESS ACCUMULATED DEPRECIATION	131,649	116,487
PROPERTY, PLANT AND EQUIPMENT, NET	114,692	114,003

OTHER ASSETS:
Goodwill	25,086	25,086
Intangible Assets, Net	387	481
Financial Derivative Instrument	2,501	2,515
Deferred Costs and Other	3,209	4,876
TOTAL OTHER ASSETS	31,183	32,958

TOTAL ASSETS	$168,537	$175,712

LIABILITIES & SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Cash Overdraft	$1,680	$1,001
Accounts Payable	4,065	3,771
Accrued Expenses	3,202	3,243
Accrued Interest	76	41
Billings in Excess of Costs on Contracts	260	73
Advanced Billings and Deposits	2,898	3,040
Current Maturities of Long-Term Obligations	5,323	1,572
TOTAL CURRENT LIABILITIES	17,504	12,741

LONG-TERM OBLIGATIONS, Net of Current Maturities	97,661	118,040

DEFERRED INCOME TAXES	15,270	10,331

DEFERRED REVENUE AND EMPLOYEE BENEFITS	6,557	5,883

TOTAL LIABILITIES	136,992	146,995

COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDERS’ EQUITY:
Common Stock, no par value, $.10 stated value
Shares authorized: 100,000,000
Shares outstanding: 2004, 13,057,106; 2003, 12,967,811	1,306	1,297
Additional Paid-In Capital	8,615	7,690
Retained Earnings	20,119	18,246
Accumulated Other Comprehensive Income	1,505	1,484
TOTAL SHAREHOLDERS’ EQUITY	31,545	28,717

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$168,537	$175,712

Telecom Sector Recap - Continuing Operations

(unaudited)

	For Three Months Ended December 31		For Year Ended December 31
(Dollars in Thousands)	2004	2003	2004	2003
ILEC
Revenues
Local Service	$3,835	$3,814	$15,231	$15,179
Network Access	8,053	8,780	33,064	33,881
Data	559	474	2,152	1,821
Intersegment	69	69	275	275
Other	1,769	1,717	6,747	7,099
Total Revenues	$14,285	$14,854	$57,469	$58,255

Key Metrics
Access Lines	60,472	63,099
DSL Customers	7,074	4,764

Communications Services
Revenues
Local Service	$891	$896	$3,657	$3,482
Network Access	381	649	2,334	2,374
Long Distance	1,161	1,096	4,660	4,406
Internet	1,030	975	4,030	3,810
Data	615	337	1,916	1,151
Digital TV	183	98	554	364
Other	429	452	1,752	1,779
Total Revenues	$4,690	$4,503	$18,903	$17,366

Key Metrics
Access Lines
Overbuild	10,417	9,871
Unbundled Network Element (UNE)	1,726	1,647
Total Service Resale (TSR)	1,943	2,629
Total	14,086	14,147
Long Distance Customers	43,702	40,366
Internet Customers	17,191	16,132
DSL Customers	3,356	2,643
Digital TV Customers	1,941	1,179

Total Continuing Telecom Sector
Revenues	$18,975	$19,357	$76,372	$75,621
Cost of Services, excluding Depreciation and Amortization	7,507	7,114	29,723	28,071
Selling, General and Administrative Expenses, excluding Depreciation and Amortization	2,724	2,421	10,388	9,295
Depreciation and Amortization	3,479	3,381	13,752	13,160
Operating Income	$5,265	$6,441	$22,509	$25,095

Income from Continuing Operations	$3,086	$3,865	$13,352	$14,941

Other - Continuing Operations
Capital Expenditures	$7,014	$5,628	$16,100	$10,719
Customers	135,451	133,744
DSL Customers	10,430	7,407
Digital TV Customers	1,941	1,179

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